UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2001

PremierWest Bancorp

(Exact Name of Registrant as specified in its charter)

Oregon	333–96209	93-1282171
––––––	––––––	––––––
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification No.
of incorporation)

503 Airport Rd, Medford, Oregon	97501
––––––––––––	––––––
Address of Principal Executive Office	Zip Code

Registrant's telephone number including area code 541-618-6003

(Former name or former address, if changed since last report): Not applicable

Item 7. Financial Statements and Exhibits

  Financial statements of businesses acquired.

  Not applicable.

  Pro forma financial information.

  Not applicable.

  Exhibits.

  The following exhibits are filed herewith and this constitutes the exhibit index:

  Exhibit
  Press Release dated March 15, 2001

Item 9. Regulation FD Disclosure

        On March 15, 2001, PremierWest Bancorp issued a press release, including certain forward looking statements, announcing shareholder approval by the shareholders of Timberline Bancshares, Inc., and PremierWest Bancorp of the merger of Timberline Bancshares, Inc. with and into PremierWest Bancorp and the merger of Timberline Community Bank with and into PremierWest Bank, PremierWest Bancorp’s banking subsidiary. All of the information in the press release, appearing in Exhibit 99, is not filed but is furnished pursuant to Regulation FD.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERWEST BANCORP (Registrant)
Date: March 16, 2001	By: /s/ Bruce R. McKee
Bruce R. McKee, Chief Financial Officer

Exhibit 99

PremierWest Bancorp
NEWS RELEASE
Date: March 15, 2001

For more information, contact:
John Anhorn
PremierWest Bancorp
541-618-6003

Timberline Bancshares, Inc.
NEWS RELEASE
Date: March 15, 2001

For more information, contact:
John Linton
Timberline Bancshares, Inc.
530-842-4200

FOR IMMEDIATE RELEASE

PREMIERWEST BANCORP AND TIMBERLINE BANCSHARES

SHAREHOLDERS APPROVE MERGER

        MEDFORD, Oregon — Today, shareholders of Medford, Oregon based PremierWest Bancorp (OTCBB: “PRWT”) voted overwhelmingly to approve the company’s proposed merger with Timberline Bancshares, Inc. (OTCBB: “TBLS”), the holding company for Timberline Community Bank. The merger is scheduled to close in the middle of April and will move PremierWest into Siskiyou County, California.

        In a separate meeting held March 14, 2001, shareholders of Timberline Bancshares also voted to approve the merger. At the meeting in Yreka, California, over 90% of the shareholders voting approved the merger. Timberline shareholders will receive $13.50 per share in value of cash and/or stock pursuant to the terms of the deal.

        The merger is subject to remaining regulatory approval of the FDIC, which is expected next week, and the closing conditions contained in the merger agreement.

        John Anhorn, President and CEO of PremierWest stated: “We are delighted at the opportunity to combine two good community banks. Our ‘People doing business with people’ style of operation is very compatible with communities in the northern California and southern Oregon. The employees and management are very excited about our goal to build and be the best community bank in our market area.”

        Robert Youngs, Chairman and CEO of Timberline Bancshares stated: “PremierWest’s strategic goals matches ours and the combined bank will be able to provide a broader range of bank products through an expanded bank network. The merger with PremierWest is not only good for our shareholders, it will also be good for our customers.”

        PremierWest Bancorp is the parent company of PremierWest Bank. At December 31, 2000, PremierWest Bancorp had consolidated assets of $344 million, loans of $233 million and deposits of $296 million.

        Timberline Bancshares and its banking subsidiary Timberline Community Bank, headquartered in Yreka, California had assets of $93 million, loans of $57 million and deposits of $84 million at December 31, 2000. Timberline Community Bank was founded in 1979 and operates eight branches in Siskiyou County, California.

        This press release includes forward looking statements, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including without limitation, economic conditions, the timing and receipt of regulatory and shareholder approvals, acquisition risk factors including costs of integration and anticipated savings, as well as others set forth from time to time in PremierWest Bancorp’s filings with the SEC.